                                                                    EXHIBIT 10.1

                      AMC ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT, is entered into on April 28, 1997 (this "Agreement"), is made and entered into by and among Long Beach Mortgage Company, a Delaware corporation to be renamed Ameriquest Mortgage Company ("Old Long Beach"), Long Beach Financial Corporation, a Delaware corporation ("LBFC") and Ameriquest Mortgage Corporation, a Delaware corporation to be renamed Long Beach Mortgage Company ("New Long Beach"). LBFC and New Long Beach are sometimes hereinafter referred to collectively as the "Company".

          A. The Company desires to obtain from Old Long Beach certain administrative services; and

          B. Old Long Beach is willing to provide such management and administrative services on the terms and conditions described below.

             NOW, THEREFORE, Old Long Beach, LBFC and New Long Beach agree as follows:

         1. TERM. This Agreement shall commence as of the "Effective Time" determined pursuant to the Contribution Agreement (as defined below) and shall continue for one year or such other term as may be expressly provided herein with respect to any category of services, unless terminated by LBFC as provided herein. This Agreement may be terminated by LBFC in whole, or with respect to any one or more of the services described in Paragraph 2 below, at any time in its sole discretion upon giving written notice to Old Long Beach at least thirty
(30) days' prior to the date on which such termination is proposed to become effective; provided, however, that the Company shall be bound by and responsible for any transaction or expense properly agreed to or incurred by Old Long Beach in connection with services performed hereunder but not settled, paid or reimbursed prior to the date of any such termination. Upon termination of this Agreement in whole or part, the fee referred to in Paragraph 3 below will be prorated for the relevant period, but the due date thereof as described in Paragraph 4 below shall not be changed.

         2. SERVICES PROVIDED. The Company hereby engages Old Long Beach to provide, and Old Long Beach agrees to provide, the following management and administrative services (the "Services") to the Company as LBFC or New Long Beach may request from time to time:

                  a. The human resources and employee benefits administration services described in Schedule 2(a);

                  b. The information services and data processing functions described in Schedule 2(b);

                  c. The Mailroom services described in Schedule 2(c); and


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                  d. Such additional services as Old Long Beach and the Company may agree from time to time. Unless otherwise expressly agreed by Old Long Beach and the Company, such additional services shall be governed by the terms and conditions of this Agreement and the additional services, and the fees therefor, shall be added hereto by a written addendum executed by both parties.

         3. CONSIDERATION. As consideration for the Services to be performed by Old Long Beach for the Company pursuant to this Agreement, the Company hereby agrees to pay Old Long Beach a fee for each Service as set forth in Schedules 2(a) through 2(c). Services identified to a specified fee may not be terminated unless all Services identified to that fee are terminated. The prices set forth on Schedules 2(a) through 2(c) contemplate that the only LBFC subsidiary that will obtain Services hereunder is New Long Beach. In the event other LBFC subsidiaries require Services, the prices set forth in Schedules 2(a) through 2(c) will be adjusted appropriately to reflect the increase in demand for Services from Old Long Beach. In the event the parties are unable to agree on an appropriate adjustment, Old Long Beach shall have no obligation to perform Services for the additional subsidiary.

         4. PAYMENT. Payment for Services rendered hereunder shall be due and payable in advance on the first business day of the month in which the Services are to be rendered. With respect to any costs or expenses incurred by Old Long Beach that are reimbursable by the Company hereunder, the Company shall reimburse all such costs and expenses on demand.

         5.       OWNERSHIP OF SYSTEMS AND SOFTWARE.

                  a. Except as otherwise set forth in the Contribution Agreement dated as of the date hereof by and among Old Long Beach, LBFC, New Long Beach and Ameriquest Capital Corporation (the "Contribution Agreement"), the Company agrees that Old Long Beach's current and future corporate systems and the programs, operating instructions and software therefor that Old Long Beach utilizes to perform the services specified by this Agreement are and will remain Old Long Beach's property. Any additions, changes, modifications, upgrades or enhancements to such systems, programs, operating instructions or software, even if made at the Company's suggestion, shall be and remain Old Long Beach's property and proprietary information and title to the same shall remain vested in Old Long Beach.

                  b. Except as otherwise set forth in the Contribution Agreement, Old Long Beach agrees that all data and data source documents, books, records, reports, files, forms, invoices and documentation, whether stored in hard copy or electronic medium of the Company (collectively, the "Company Records"), whether provided by the Company or generated in the course of Old Long Beach providing its services hereunder, are and shall remain the sole and exclusive property of the Company. The Company shall be responsible for the Company Records while the same are in transit to or from Old Long Beach. The Company shall be provided reasonable access to the Company Records at all times.

         6. LIABILITY AND INDEMNITY. This Agreement shall create no right, benefit or privilege in favor of any person other than Old Long Beach and the Company. LBFC and New Long Beach shall indemnify, defend and hold harmless Old Long Beach and its subsidiaries and

                                     2
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affiliates and their respective officers, directors, employees, representatives, agents, successors and assigns from and against any and all damages, losses, expenses and liabilities, including reasonable attorneys' fees and costs (collectively, "Losses"), incurred by Old Long Beach arising or resulting from or related to Old Long Beach's performance of (or omission to perform) its obligations under this Agreement, including without limitation Old Long Beach's own negligence (but excluding gross negligence, willful misconduct or intentional tort). Old Long Beach shall indemnify, defend and hold harmless LBFC and New Long Beach and their respective subsidiaries, affiliates, officers, directors, employees, representatives, agents, successors and assigns from and against any and all losses incurred by LBFC and/or New Long Beach arising or resulting from or related to Old Long Beach's gross negligence, willful misconduct or intentional tort.

         7.       TERMINATION.

                  a. Upon any termination of this Agreement, Old Long Beach shall take all such actions as are reasonably requested by the Company to transition the services provided hereunder to a third party or to the Company, including without limitation (i) transferring the Company Records to the Company in one or more installments as appropriate and necessary to timely transfer all of such records, (ii) transferring the Company Records to a third party designated by the Company in writing, and (iii) providing the Company with the names of all computer software vendors and programs used by the Company to provide its services hereunder. Old Long Beach shall be entitled to retain a copy of the Company Records for its files to the extent reasonably necessary to protect its interests.

                  b. The termination services described above shall be performed by Old Long Beach at commercially reasonable hourly rates plus reimbursement of actual expenses.

                  c. The provision of Sections 1, 5, 6, 11 and 13 hereof shall survive any termination of this Agreement, regardless of the reason for the termination.

         8. ASSIGNMENT. No party shall assign this Agreement without the prior written consent of the other parties, which consent shall not unreasonably be withheld.

         9. APPLICABLE LAW. This Agreement shall be construed and enforced, and all provisions hereof shall be administered, in accordance with the internal laws of the State of California.

         10. NOTICES. All notices and payments under this Agreement shall be personally delivered or sent by first-class mail, postage prepaid, addressed to the other party at the address set forth below or as otherwise designated in writing to the other party. All notices shall be in writing. Notices shall be deemed given when received and shall be deemed received when personally delivered or 48 hours after they are postmarked, if sent by mail.

         If to Old Long Beach, to:

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                  Ameriquest Mortgage Company
                  1100 Town & Country Road
                  Suite 1100
                  Orange, CA  92868
                  Attn.: General Counsel

         If to the Company, to:

                  Long Beach Financial Corporation
                  1100 Town & Country Road
                  Suite 900
                  Orange, CA  92868
                  Attn.: General Counsel

         11. ATTORNEYS' FEES. In the event of an action by either party to enforce the terms hereof, the prevailing Party shall be entitled to recover its expenses, including reasonable attorney's fees.

         12. SEVERABILITY. If in any judicial proceeding a court shall refuse to enforce all the provisions of this Agreement, the scope of any unenforceable provision shall be deemed modified and diminished to the extent necessary to render such provision valid and enforceable. In any event, the validity or enforceability of any such provision shall not affect any other provisions of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included.

         13. CONFIDENTIAL INFORMATION. Old Long Beach and the Company acknowledge and agree that all tangible and intangible information of the other party revealed, obtained, or developed in the course of or in connection with the performance of this Agreement or otherwise shall be considered as confidential and proprietary information of such other party. Such information shall not be disclosed to (i) any Old Long Beach or Company employee except as strictly necessary on a need-to-know basis and furtherance of the party's obligations hereunder, or (ii) any third party except as required by law and only to the extent so required. Upon being so required, the party required to disclose confidential information of the other party shall immediately advise the other party so as to give such other party the opportunity to prevent such disclosure or take such other measures as are appropriate to maintain the strict confidentiality. All of such confidential information shall be used strictly for the purpose of this Agreement and for no other purpose, and shall not be commingled or otherwise integrated with data from any other source or entity.

         14. COUNTERPARTS. The parties may execute this Agreement by signing one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instruments.

         15. ENTIRE AGREEMENT; AMENDMENTS; HEADINGS. The parties expressly understand and agree that this Agreement sets forth all promises, agreements, conditions and understandings between Old Long Beach and the Company with respect to the subject matter

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hereof. This Agreement shall not be modified or amended in any manner, except by an instrument in writing executed by Old Long Beach and the Company. The headings are for information only, are not part of this Agreement, and are not to be considered in the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.



                                      LONG BEACH FINANCIAL
                                      CORPORATION, a Delaware corporation,

                                      /s/ James J. Sullivan
                                      -----------------------------------
                                      By:  James J. Sullivan
                                      Title: Senior Vice President


                                      AMERIQUEST MORTGAGE
                                      CORPORATION, a Delaware corporation

                                      /s/ James J. Sullivan
                                      ----------------------------------
                                      By:  James J. Sullivan
                                      Title:  Senior Vice President


                                      LONG BEACH MORTGAGE COMPANY,
                                      a Delaware corporation

                                      /s/ Norman R. Gritsch
                                      ------------------------------------
                                      By:  Norman R. Gritsch
                                      Title:  Executive Vice President

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                                Schedule 2(a) to
                      AMC Administrative Services Agreement


1.       HUMAN RESOURCES FUNCTIONS

         Old Long Beach shall provide services consistent with the type and level of services provided to the Company when it was part of Old Long Beach. Such services shall be limited to the following:

         A. Recruitment. The following specific services related to supporting managers in the recruitment process:

o interface directly with New Long Beach HR to communicate status of open positions and related recruitment strategy;
o    interface with vendors, including TRW;
     coordinate with New Long Beach HR and hiring manager to implement terms of employment offer as specified by New Long Beach;
o    process requisitions for replacements and additions to staff;
o process and track transfer requests to assure full consideration of internal candidates and adherence to Company policy;
o    administration of Company Associate Referral Program;
o    maintenance of Temporary Agency relationships.

         B. New Hire Processing. Prepare the following documentation relating to New Long Beach new hires and rehires:

o audit of Offer Worksheets to ensure open requisition, signature authorization, completeness of application and employment references, TRW & Criminal check, when applicable, adherence to New Long Beach internal compensation guidelines;
o preparation of Offer Letters with attachments: Welcome letter, HR Directory, Sex Harassment notification, Workers Compensation notification, Code of Business Ethics, Payroll information, Direct Deposit Authorization, End User Computing Guide, Voluntary Self-Identification EEO/AAP Questionnaire, COBRA notification form, tax forms, Handbook, Employee Proprietary Information and Inventions Agreement, Arbitration Agreement, I-9 form and information relating to employee benefits. New Long Beach may instruct Old Long Beach to revise, modify, add or delete attachments;
o ensure execution of appropriate new hire paperwork in an accurate and complete manner, while providing customer service to employees by answering and researching inquiries, together with required interfaces with Human Resources Information Systems ("HRIS") and payroll systems;

         C. New Associate Orientation. The following services related to enrolling new Associates and conducting New Associate Orientation:

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o      scheduling New Associates for Orientation, as appropriate;
o conduct Orientation programs, including subject areas related to Company History, Sexual Harassment, Associate Handbook, Code of Ethics, Payroll, Benefits and Legal Compliance;
o      prepare and distribute New Associate Guides.

         D. Personnel Files. The following services related to creating and maintaining personnel files:

o      set up file in systematic/designated order;
o maintenance of critical documents in fireproof cabinet for disaster recovery;
o      maintenance of personnel retrieval and filing;
o provide copies of personnel file in response to subpoenas and Associate request after discussing with New Long Beach HR;
o      provide separate storage for terminated Associate files;
o ensure adherence to records retention requirements for both state and federal laws, including separate filing for I-9 and EEO/AA
       Questionnaires.

         E.  Exit Interviews. The following services relating to Exit
Interviews:

o      preparation of appropriate Exit Interview documentation;
o provide feedback to New Long Beach HR regarding significant trends or concerns identified during Exit Interviews;
o delivery of Exit Interview documentation to New Long Beach HR on a monthly basis.

         F. Termination Processing. The following services related to ensuring accurate and timely termination processing:

o      notification to New Long Beach HR of all resignations;
o      coordination with New Long Beach HR prior to approval of involuntary
o      terminations; processing of appropriate paperwork and related HRIS input;
o final pay calculations, including providing final check within legal timing requirements;
o provide EDD booklet and form 1089 to CA Associates in accordance with state laws;
o      archiving of personnel file.

         G. Unemployment Claims. The following services, documentation and management of unemployment claims:

o coordinate unemployment claims by acting as liaison with unemployment vendor, Gibbens or, outside of California, with the employee's direct supervisor;
o provide Gibbens with documentation to defend claims for unemployment benefits;
o coordinate with New Long Beach HR and act as Company representative at Unemployment Appeal hearings as required.

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         H.  COBRA Notification.  The following services related to providing
COBRA benefits on behalf of New Long Beach:

o notification to eligible Associates of New Long Beach in accordance with all applicable legal requirements;
o      set-up on COBRA system and mail premium coupons;
o receive and post payments; remain up to date on COBRA regulatory requirements;
o      answer Associate inquiries.

         I. Workers Compensation. The following services related to Workers Compensation administration:

o      maintain appropriate filing system for all claims
o      act as liaison with carrier, ITT Hartford;
o      provide claims administration and ensure legal compliance;
o provide Associate with an Employee Claim Form within 24 hours of notification of work related injury or illness;
o      ensure completion of Employer's First Report of Industrial Injury;
o coordinate with New Long Beach HR to investigate claims and report findings to carrier; maintain relationship with local industrial medical facility; maintain OSHA 200 Log;
o      post OSHA 200 Log, as appropriate.

         J. State and Federal Regulations. The following services related to meeting state and federal regulations:

o      completion of VETS-100;
o      completion of EEO-1.

         K.  Payroll.  The following payroll services:

o      processing and distribution of payroll for New Long Beach Associates;
o review, audit and input timecards, processing of manual checks in a timely manner,
o      processing payments for New Long Beach Associate Referral Program
o      posting of monthly insurance allocation costs and manual check register;
o      processing garnishments and notification to New Long Beach HR;
o      providing pay period reports to New Long Beach HR;
o      providing information regarding verification of employment requests;
o coordination with New Long Beach HR regarding conversion to new payroll vendor effective 7/1/97;
o      posting of vacation, sick time and other absences;

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o    adherence to applicable state and federal laws regarding payment of wages and coordination with New Long Beach HR where issues or concerns are identified;
o providing state and federal quarterly and year end reporting, as required and providing copies of filings to New Long Beach;
o    process Verification of Employment requests.

         L. HRIS. The following services relating to administration and maintenance for Human Resources Information Systems:

o maintenance of Spectrum System, including processing and updating of system relating to new hires, personnel data changes and terminations;
o    generation of reports as specified in attached Exhibit A;
o coordination with New Long Beach HR to gain access to Spectrum system, including Associate training on same;
o coordination with New Long Beach HR to manage project relating to selection of new HRIS system for Old Long Beach and New Long Beach;
o coordination with New Long Beach HR to ensure accurate, efficient and effective conversion to New Long Beach's new HRIS system.

         M. Employee Relations. Gain direction from New Long Beach HR while providing the following services in coordination with employee relations issues:

o assist supervisory/management staff in handling employee performance and behavioral problems in a manner that will minimize liability to the Company;
o    provide bi-monthly report of status of employee relations issues;
o review potential terminations to insure proper documentation and minimize potential liability;
o    gain approval from New Long Beach HR prior to approving any termination;
o    refer Associates to New Long Beach HR to discuss concerns in the workplace;
o    alert New Long Beach HR regarding any  matters which may create liability.

         N. Coordination of changes in HR functions. Closely coordinate with New Long Beach for informational purposes any changes of relevant procedures, practices and/or vendors to facilitate transition of New Long Beach to freestanding HR function; facilitate establishment of new vendor contracts, provide schedule of vendors, including contact names, as outlined in the attached schedule; provide training to New Long Beach HR personnel, as needed.

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2.       EMPLOYEE BENEFIT ADMINISTRATION FUNCTIONS

         Old Long Beach will provide the following administrative services consistent with the type and level of services provided to the Company when it was part of Old Long Beach for plans and programs maintained by New Long Beach (including handling of New Long Beach forms and supplies to the extent different from Old Long Beach forms):

         A. Enrollment. Management of recurring and open enrollment for plans requiring enrollment, including distribution , follow-up, verification and processing of enrollments (including entry on data base system), establish employee payroll deductions, as required through interface with payroll, generate enrollment reports; process enrollment changes and terminations.

         B. Medical Plans. Maintain relationship with vendors to facilitate smooth transition of New Long Beach to freestanding plan sponsor, negotiate, with New Long Beach participation, contracts for plan year July 1, 1997 through June 30, 1998, and handle participant inquiries.

         C. Dental.  Same as Medical.

         D. Vision.  Same as Medical.

         E. Disability. Monitor STD/LTD status and eligibility, process claims, interface with participants, payroll and carrier.

         F. 401(K). Provide enrollment and distribution of forms, quarterly statements, semi-annual discrimination testing, company match, process requests for loans, administer rollovers, terminations and withdrawals; provide for transfer of accounts following establishment of New Long Beach plan, interface with CIGNA to facilitate establishment of New Long Beach plan.

         G. Basic Life, Voluntary Life, AD&D, Voluntary AD&D and Business Travel Accident Insurance. Process enrollments and provide interface with payroll system as reasonably requested by New Long Beach, assist in procuring appropriate replacement contracts, where applicable.

         H. Premium Conversion. Manage documentation, including enrollments and "change in family status" changes to elections, interface with payroll as required.

         I. Flexible Spending Accounts (Dependent Care and Health Care). Manage documentation, including enrollments and "change in family status" changes to election, interface with payroll as required, provide initial documentation and accounting regarding split in usage of contributions by participants and continue contract relationships with vendors.

         J. COBRA. Provide notices and process responses, COBRA payments and inquiries.

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         K. Regulatory Requirements. Ensure administration of all plans in accordance with all regulatory requirements of EPOCH, ERAS, IRS, DOL and applicable state and federal regulations.

         L. Billing and Claims Processing. Provide monthly reconciliation and processing of statements for each plan including claims processing.

         M. Miscellaneous Functions.

            Administer Associate leaves of absence pursuant to Old Long Beach policies and procedures in effect from time to time.

            Process Tuition Reimbursement forms.

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                                    EXHIBIT A

                                     REPORTS

Employee Status Change, including Pay Cycle Entrances and Pay Cycle Exists - hired, rehired, changed employment status (i.e. inactive), changed location or cost center; terminations with reason for termination; new hires and rehires added to payroll during that pay cycle
Alpha List for Compensation - employee number, birth date, hire-rehire date, race, sex, home address, phone, job code, title, exception hours(i.e. vacation hours, sick hours), monthly, hourly and biweekly salary, and the compa-ratio position of the person's salary within their rate range.
Corporate Officer Listing
Salaries by Job Code - employee name, monthly rate of pay, hire date, pay rate and status, depart number, salary range for job, job date into the classification and compa-ratio position within the salary range.
Cost Center Profile - employee name, social, race, hire date, pay status, job date, job code, current position title, last salary increase, current monthly salary and weekly hours.

Benefits - includes home address and phone.

Emergency Contact - sort by region and cost center, employee name, job title, home address and phone.

Access to Data - Provide access to all data and HR information for all New Long Beach employees.

Other Reports - Ad hoc reports will be provided on a negotiated basis.


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                             ADMINISTRATIVE CHARGES


Monthly Charges                                                        $15,000
Plus actual out-of-pocket expenses as reasonably approved by the Company.

The following functional areas have been specified in order to identify "clusters" of services which Old Long Beach will initially provide to New Long Beach. These services are more specifically detailed in Schedule 2(a). However, as New Long Beach takes responsibility for performing the services represented in each of the Function areas, New Long Beach will not require Old Long Beach to perform these services. Upon notification by New Long Beach that certain "clusters" of services will no longer be necessary, the monthly administration charge will be reduced by the percentage identified below.


Percentage   Functional Areas/"Clusters"
of Time
--------------------------------------------------------------------------------
10       Recruitment, New Associate Orientation and related functions
20       Benefits Administration, Reporting, Billing and Claims Processing
40       Payroll, HRIS, New Hire Processing, Compensation, Personnel Files
10       Coordination of Changes in HR Functions
15       Exit Interviews, Termination Processing, COBRA, Employee Relations
 5       State and Federal Regulations/Compliance

Actual Costs/Separate Contracts
Unemployment Claims
Workers Compensation
Medical
Dental
Vision
Disability
401(k)
Basic Life, Voluntary Life, AD&D, Voluntary AD&D and Business Travel & Accident Flexible Spending Accounts


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                           Schedule 2(b) to
                      AMC Administrative Services Agreement

                          Information Systems Services

         The following services shall be provided to New Long Beach for operating and maintaining on-going services for the current operation (including reasonable growth) of New Long Beach, and does not include the design, acquisition, installation, operation and maintenance of any new hardware or software of any kind. The information systems services to be provided by Old Long Beach to the Company (i) shall be consistent with the level of such services provided by Old Long Beach prior to the date of this Agreement, (ii) shall be provided with at least the same level of care, diligence and expertise as such services are rendered on behalf of Old Long Beach, (iii) shall be substantially consistent with the amount and types of services as have been rendered to the Wholesale Lending Business, and (iv) shall include the following services to be rendered in accordance with Old Long Beach's policies and procedures in existence at the time such services are rendered:

1. Network Security Administration: Old Long Beach will provide user setups and changes upon receipt of a completed service request from the Company, containing the associate ID and other necessary information. These requests will be processed in accordance with the then existing policies and procedures of Old Long Beach. The Company will be provided with access to the Auditware software system to enable it to audit and verify the effectiveness of Network Security Administration. The Company will designate in writing the individuals who are authorized to submit requests for user setups and changes. In no case will access to the Company's data or systems be denied by Old Long Beach once an appropriate written request is presented.

2. Computer Operations: Old Long Beach will provide day-to-day production support, including, but not limited to, backups, restores, scheduled nightly batch work and off-site tape management. No sharing of on-line or stored data between Old Long Beach and the Company will be allowed. Problems will be handled and processed in accordance with Old Long Beach policies and procedures in effect from time to time. Problems not resolved at this level will be escalated and resolved based upon Old Long Beach's existing escalation procedures. Once a problem is identified, Old Long Beach will provide the Company with an estimated time for resolving the problem.

3. Helpdesk Operations: The existing Old Long Beach Helpdesk will handle all problem calls received from Company personnel during normally scheduled hours, establish problem tickets and escalate items not resolved to the next support level. Problems not capable of being resolved by the Helpdesk will be escalated and resolved based upon Old Long Beach's existing escalation procedures. All requests for service will be logged into the tracking system by the Helpdesk, which will provide status reporting to the Company on a weekly basis. The Company shall have access, on a "view only basis," to the problem tracking system for review purposes.

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
4. Network Operations: Old Long Beach will provide network support coverage during normally scheduled hours of the Operations Center. Problems not resolved at this level will be escalated and resolved based upon Old Long Beach's existing escalation procedures. The Network Operations group is responsible for assignment of unresolved problems to either LAN/WAN support staff or to outside service providers. Once a problem is identified, Old Long Beach will provide the Company with an estimated time for resolution of the problem.

5. LAN & WAN Technical Support: The LAN & WAN Technical Support team of Old Long Beach will be responsible for problem resolution of all issues not handled by Network Operations or the Helpdesk as well as providing installation, planning, certification and support services for all LAN/WAN environments. Once a problem is identified or a request for service is made, Old Long Beach will provide the Company with an estimated time of resolution of the problem.

6. JDE Maintenance: Old Long Beach will provide problem resolution, maintenance and support for the JDEdwards accounting software products. For any minor operating change to the JDE software or operating procedures required by the Company, a service request shall be submitted by the Company. Old Long Beach will provide a written estimate of the effort and time necessary to complete such minor change.

7. CIR and Capital Markets Maintenance: Old Long Beach will provide problem resolution, maintenance and support for all software products related to the CIR and capital marketing functions. Service requests for all changes necessitated as part of the normal course of business shall be submitted by the Company, and written estimates of the effort and time to complete such requests will be provided by Old Long Beach.

8. Acquisition Support: Old Long Beach will only purchase or lease new personal computers, related hardware and related software for the Company at its request and direction and provided that New Long Beach obtains ownership of such hardware or software. Hardware and software acquired for the Company will be installed by Old Long Beach pursuant to Old Long Beach's IS policy and procedures in effect from time to time. Old Long Beach will be responsible for resolution of problems encountered with installation and/or setup. Old Long Beach will provide the Company will an estimate time of arrival for all orders. Old Long Beach will be responsible for the cost associated with any upgrades made at the discretion of Old Long Beach to its existing systems and architecture, but is not obligated to upgrade New Long Beach's systems unless these systems will not operate without such upgrades. Old Long Beach will also provide leasing and contract review support for new personal computer equipment purchased or leased by the Company. Old Long Beach does not have the authority to act as agent for the Company in connection with the acquisition of equipment, software or services and will not acquire (whether by purchase or lease) any equipment or software or contract for any outside services without the prior written approval of the Company, except for emergencies in which case the Company shall reimburse Old Long Beach for the reasonable costs incurred on behalf of the Company.

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
9. Telephone Support & Administration: Old Long Beach will provide telecommunication support services for all voice, data circuits and/or connections (i.e. modem, fax, voice, data circuits, frame relay, etc.). Old Long Beach will provide purchasing and installation support required in the normal course of business for all telecommunications equipment and services and programming support for phone switches, provided that Old Long Beach will not acquire any equipment or software or contract for any outside services without the prior written approval of the Company.

10. Change Control Administration: With the exception of emergencies which impair the ability of the Company to operate its important business functions, no changes to the services provided under this Agreement will be implemented without the prior approval of the Company. Changes that affect Old Long Beach's or New Long Beach's operating ability or cost shall be approved in writing prior to any such implementation by the other party.

11. Separation of System: Old Long Beach and the Company agree to use their best efforts to effect the separation of the data processing complex of Old Long Beach to enable the Company to operate, on an independent basis within the term of this Agreement, substantially all of the information processing applications, functions and processes provided or supported by Old Long Beach under this Agreement. To effect this separation, Old Long Beach and the Company will mutually agree on an implementation plan to transfer the systems being operated by Old Long Beach to the Company's new system, and Old Long Beach will implement and support such plan at the reasonable direction of the Company. Such implementation plan shall provide for the move of the Company's data processing equipment to, a new data center physically separate from Old Long Beach's data center at a location to be determined by the Company. To the extent possible, this system will follow the Old Long Beach architecture, consistent with the projected business activities of the Company. As specified above, Old Long Beach will not acquire any hardware, software or services to build the Company's new system or to create the new data center without the Company's prior written approval.

Fee for Items 1 through 10 above.

For each month during the term of this Agreement or until earlier terminated, New Long Beach shall pay Old Long Beach a monthly fee equal to $125,000 payable in advance on the first day of each month. Any out-of-pocket expenses relating to repairs of equipment owned or leased by New Long Beach, other than normal day-to-day maintenance, shall be borne by New Long Beach. All third-party costs shall be paid for directly by New Long Beach to the extent such costs can be billed directly or reimbursed on a pro rata basis.

Fee for Item 11.

Old Long Beach shall be reimbursed for all in-house staff costs and expenses, reimbursable expenses, and third-party costs for services in connection with the separation of the Old and New Long Beach data processing complex and the transfer of that portion relating to New Long Beach to New Long Beach, all as reasonably approved by the Company.

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Fee for Items 1 through 11.

All direct salaries and benefits for Aseem Mital, John James and Terry Henderson shall not be paid for by New Long Beach.

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                                Schedule 2(c) to
                      AMC Administrative Services Agreement


Description of Services

For a period of up to four (4) months, Old Long Beach will provide the services required to receive, sort, deliver, pick up and process for mailing the Company's in-house and external mail received at or being sent from 1100 Town & Country Road, Orange, consistent with services provided while the Company operated as a division of Old Long Beach.

Fees for Services:

         The fees for the services set forth above shall be $1,905.57 per month, plus direct out-of-pocket expenses incurred as reasonable approved by the Company. Any courier, mailing, delivery, supplies or other costs shall be paid directly by the Company.



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